UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

Quicksilver Resources Inc. has approximately 65% of remaining 2012 total equivalent production hedged at a weighted average price of $6.02 per Mcfe.  Quicksilver recently completed a restructuring of some of its long-term natural gas commodity swap contracts, and now has hedges in place of 230 MMcf per day for the remainder of 2012 at a weighted average floor price of $5.75 per Mcf, 150 MMcf per day hedged in 2013 at a weighted average floor price of $5.40 per Mcf, and 110 MMcf per day hedged in both 2014 and 2015, each at a weighted average floor price of $5.54 per Mcf.  Quicksilver also has 7,000 barrels per day of NGLs hedged in 2012, which are covered by fixed-price swaps with a weighted average price of $45.01 per barrel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Executive Vice President – Chief Financial Officer

Date: February 10, 2012